Exhibit 5.1

7979 E. Tufts Avenue ● Suite 1750 ● Denver, Colorado 80237

Phone: 720.306.1001● E-Mail: info@doidacrow.com ● Web: www.doidacrow.com

July 18, 2025

Barfresh Food Group Inc.

3600 Wilshire Blvd., Suite 1720

Los Angeles, CA 90010

Re: Barfresh Food Group Inc.

Gentlemen:

We have acted as special counsel to Barfresh Food Group Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-3 (including the Offering Prospectus constituting part thereof (the “Prospectus”)) to which this opinion letter has been filed as an exhibit (the “Registration Statement”), relating to the offer and sale from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of (i) shares of the Company’s common stock, par value $0.000001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.000001 per share (the “Preferred Stock”), (iii) debt securities consisting of senior notes, subordinated notes or debentures (the “Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock and/or Debt Securities (“Warrants”), (v) rights to purchase Common Stock, Preferred Stock, Debt Securities and Warrants (“Rights”), and (vi) units consisting of a combination of Common Stock, Preferred Stock, Debt Securities, Warrants or Rights (the “Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Rights, and Units, plus any additional Common Stock, Preferred Stock, Warrants, Rights and Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with the offering by the Company contemplated by the Registration Statement are collectively referred to herein as the “Securities.” The Securities being registered for sale by the Company are for a maximum aggregate offering price of $50,000,000. Such Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act, at which time it is contemplated that the Offering Prospectus included in the Registration Statement will be supplemented in the future by one or more supplements (each, a “Prospectus Supplement”).

In rendering our opinions set forth below, we have reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion letter. As to facts material to the opinions expressed herein, we have relied upon oral and written statements and representations of officers and other representatives of the Company. We also have assumed (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; and (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents.

Barfresh Food Group Inc.

July 18, 2025

Based upon such examination, and subject to the further assumptions, qualifications and limitations contained herein, it is our opinion that:

1. The Common Stock to be sold by the Company (including any Common Stock duly issued upon (i) the exercise of duly issued Warrants or Rights and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise, or (ii) the exchange or conversion of Debt Securities or Preferred Stock which are exchangeable or convertible into Common Stock), upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Common Stock against payment therefor of such lawful consideration as the Company’s Board of Directors (the “Board”) (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable.

2. The Preferred Stock to be sold by the Company (including any Preferred Stock duly issued upon (i) the exercise of duly issued Warrants or Rights and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise, or (ii) the exchange or conversion of Debt Securities that are exchangeable for or convertible into Preferred Stock), upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Preferred Stock against payment therefor of such lawful consideration as the Company’s Board (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable.

3. The Debt Securities (including any Debt Securities duly issued upon the exercise of Warrants or Rights and receipt by the Company of any additional consideration payable upon such exercise) upon due execution and delivery of an indenture relating thereto on behalf of the Company and the trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Company in accordance with the indenture and any supplemental indenture relating thereto, upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Debt Securities against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will be validly issued and will constitute valid and legally binding obligations of the Company.

4. The Warrants, upon due execution and delivery of a warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Warrants by such warrant agent, and upon their issuance and delivery of certificates (or book-entry notation if uncertificated) for such Warrants against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will be validly issued and will constitute valid and legally binding obligations of the Company.

5. The Rights, upon due execution and delivery of a rights agreement relating thereto on behalf of the Company and the rights agent named therein and due authentication of the Rights by such rights agent, and upon their issuance and delivery of certificates (or book-entry notation if uncertificated) for such Rights against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will be validly issued and will constitute valid and legally binding obligations of the Company.

6. The Units, upon due execution and delivery of a unit agreement relating thereto on behalf of the Company, and upon their issuance and delivery of certificates (or book-entry notation if uncertificated) for such Units against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, to the extent that such Units constitute Common Stock or Preferred Stock, will be validly issued, fully paid and non-assessable, and to the extent such Units constitute Debt Securities and Warrants, will be validly issued and will constitute valid and legally binding obligations of the Company.

Barfresh Food Group Inc.

July 18, 2025

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, shall have become effective under the Securities Act and will remain effective at the time of issuance of any Securities thereunder); (ii) a Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities shall have been established in accordance with resolutions duly adopted by the Board (or an authorized committee thereof) (each, a “Board Action”), the Company’s Certificate of Incorporation, as amended, (the “Certificate”) and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement, the Prospectuses, the applicable Prospectus Supplement and any applicable underwriting agreement; (v) the total number of shares of Common Stock issuable (including upon conversion, exchange or exercise of any other Security) will not exceed the total number of shares of Common Stock, that the Company is then authorized to issue under its Certificate; (vi) the Board Action authorizing the Company to issue, offer and sell the Securities will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (vii) all Securities will be issued in compliance with applicable federal and state securities laws.

With respect to any Securities consisting of Debt Securities, we have further assumed that: (i) such Debt Securities shall have been issued pursuant to an indenture (individually, and as supplemented from time to time, an “Indenture”) between the Company and a trustee to be identified in the applicable Prospectus Supplement (the “Trustee”); (ii) such Indenture shall have been duly authorized, executed and delivered on behalf of the Company; (iii) all terms of such Debt Securities not provided for in such Indenture shall have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the Trustee; (iv) such Debt Securities shall have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture; (v) such Debt Securities, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) such Debt Securities, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

With respect to any Securities consisting of Warrants, we have further assumed that (i) such Warrants shall have been issued pursuant to a warrant agreement (individually, a “Warrant Agreement”) between the Company and a warrant agent to be identified in the applicable Prospectus Supplement (the “Warrant Agent”); (ii) such Warrant Agreement shall have been duly authorized, executed and delivered on behalf of the Company; (iii) all terms of such Warrants shall have been established in accordance with the provisions of such Warrant Agreement(s); (iv) such Warrants shall have been duly executed, issued and delivered in accordance with the provisions of such Warrant Agreement(s); (v) such Warrants and the related Warrant Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) such Warrants and the related Warrant Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

Barfresh Food Group Inc.

July 18, 2025

With respect to any Securities consisting of Rights, we have further assumed that (i) such Rights shall have been issued pursuant to a rights agreement (individually, a “Rights Agreement”) between the Company and a rights agent to be identified in the applicable Prospectus Supplement (the “Rights Agent”); (ii) such Rights Agreement shall have been duly authorized, executed and delivered on behalf of the Company; (iii) all terms of such Rights shall have been established in accordance with the provisions of such Rights Agreement(s); (iv) such Rights shall have been duly executed, issued and delivered in accordance with the provisions of such Rights Agreement(s); (v) such Rights and the related Rights Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) such Rights and the related Rights Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

To the extent that the obligations of the Company under an Indenture may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Trustee under each Indenture (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in activities contemplated by such Indenture; (iii) has duly authorized, executed and delivered such Indenture and such Indenture constitutes the legally valid and binding obligation of such Trustee enforceable against such Trustee in accordance with its terms; (iv) is in compliance, with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Indenture.

To the extent that the obligations of the Company under any Warrant or Warrant Agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Warrant Agent under each Warrant Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Warrant Agreement; (iii) has duly authorized, executed and delivered such Warrant Agreement and such Warrant Agreement constitutes the legally valid and binding obligation of such Warrant Agent enforceable against such Warrant Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Warrant Agent under such Warrant Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

To the extent that the obligations of the Company under any Rights or Rights Agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Rights Agent under each Rights Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Rights Agreement; (iii) has duly authorized, executed and delivered such Rights Agreement and such Rights Agreement constitutes the legally valid and binding obligation of such Rights Agent enforceable against such Rights Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Rights Agent under such Rights Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Rights Agreement.

Barfresh Food Group Inc.

July 18, 2025

We express no opinion with respect to the enforceability of: (i) provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, or (ii) any waiver of any usury defense, or to the extent enforceability of any provisions may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity). This opinion letter is rendered as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law that may come to our attention, and we have assumed that no change in the facts stated or assumed herein or in applicable law after the date hereof will affect adversely our ability to render an opinion letter after the date hereof (i) containing the same legal conclusions set forth herein and (ii) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Delaware, applicable statutory provisions of the Delaware General Corporation Law (Title 8, Chapter 1 of the Delaware Code), including interpretations thereof in published decisions of the Delaware courts and applicable provisions of the Delaware Constitution, and the federal laws of the United States of America. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm therein and in the Prospectuses and any Prospectus Supplement under the caption “Legal Opinions.” In giving such consent, we do not thereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Doida Crow Legal LLC

Doida Crow Legal LLC